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Securities and Exchange Commission
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
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SYNALLOY CORPORATION
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SYNALLOY ISSUES LETTER TO SHAREHOLDERS RECOMMENDING SHAREHOLDERS VOTE ON SYNALLOY’S BLUE PROXY CARD

Synalloy Urges Shareholders to Vote For A Board Consisting of a Majority of Incumbent Directors

RICHMOND, VA (BUSINESS WIRE) - June 24, 2020 - The Board of Directors (the “Board”) of Synalloy Corporation (Nasdaq: SYNL) (“Synalloy” or the “Company”) today issued a letter to shareholders encouraging them to vote on the BLUE proxy card in advance of the 2020 Annual Meeting of Shareholders.

In the letter, Synalloy welcomes the recommendations of independent proxy advisory firms Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co. LLC (“Glass Lewis”), both of whom concluded that shareholders should vote on management’s BLUE proxy card. If shareholders follow the recommendations of these firms and the Board, Synalloy will have a Board that consists of five incumbent directors and three directors nominated by two of Synalloy’s shareholders, Privet Fund Management LLC and UPG Enterprises LLC (“Privet” and “UPG,” and together, the “Dissident Group”). This mixed Board (the “Blue Card Compromise”) ensures Synalloy will continue to execute its existing, successful business plan with its current CEO, while benefiting from substantial input from shareholders.

Synalloy urges all shareholders to support the Blue Card Compromise and vote on the Company’s BLUE proxy card in connection with the upcoming 2020 Annual Meeting of Shareholders.

The full text of the letter follows:

June 24, 2020

Dear Synalloy Shareholders,
Synalloy’s 2020 Annual Meeting of Shareholders will be held virtually on June 30, 2020. As you know, the Dissident Group is seeking to elect five new directors to the Board, which would constitute a majority shift in the Board’s composition. For reasons we have described in our presentation and prior letters to you, we believe this is unwarranted and likely to be value destructive.

As time is short, we encourage you to vote electronically today using management’s BLUE proxy card.

Votes on the BLUE proxy card will be cumulated for five incumbent directors - Craig Bram, Susan Gayner, Henry Guy, Jeff Kaczka and Amy Michtich. As a result, three nominees selected by the Dissident Group will be guaranteed a seat on the refreshed Board of eight directors. We believe this is a fair and reasonable compromise.

So do ISS and Glass Lewis, the two leading proxy advisory firms. Both firms have recommended that shareholders vote on the BLUE proxy card.

Synalloy has been a strong performer since Craig Bram, our CEO, was appointed in 2011. As confirmed by ISS, Synalloy’s stock has outperformed its peers over this time. We have generated strong revenue growth

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and margin expansion during strong business cycles, while controlling costs and expanding market share and margins during the troughs of the business cycle. Each successive cycle has been better for Synalloy and its shareholders than the prior one. As Privet has acknowledged many times, our acquisitions have been focused and accretive; our operations are more efficient than those of our competition.

Nevertheless, after Privet’s failure to acquire Synalloy twice at undervalued prices, the Dissident Group now wants to change a majority of the Board through this proxy contest, replace Synalloy’s CEO and “integrate” our operations (supply chain, marketing, operations, systems, HR, legal and accounting) with UPG, a private company about which the Dissident Group has disclosed almost nothing. In its analysis, Glass Lewis expressed concern about the inadequate disclosure regarding UPG and the Dissident Group’s plan for integrating Synalloy with UPG.

In fact, the Dissident Group has refused to disclose even the most basic information about UPG, such as UPG’s financial performance, key performance indicators, growth, margins or operations. Because of this failure, we have no idea if “integrating” Synalloy and UPG would result in a stronger or more valuable Synalloy. The Dissident Group has failed to offer any tangible evidence that it will.

Similarly, the Dissident Group has refused to provide detailed biographical information on Chris Hutter, one of the nominees that the Dissident Group intends to name as Synalloy’s interim CEO. As recently as April 2020, Mr. Hutter was listed as a “manager” of a new real estate partnership and, as best as we can tell, has no executive or operational experience running a steel and specialty chemicals business, or any executive experience whatsoever with a publicly-traded company.

Shareholders should be wary. The Dissident Group has put shareholders in a position where they can only guess about UPG’s performance and Mr. Hutter’s role in its operations and merely speculate whether the Dissident Group’s plan can improve on Synalloy’s already impressive performance.

We do not believe it would be wise for shareholders to elect a majority of new directors that intend to replace our successful CEO with a real estate CFO or alter our operational strategy by “integrating” Synalloy with an unknown business entity like UPG. ISS and Glass Lewis both agree.

That said, the Dissident Group owns a combined 25% of Synalloy stock. Accordingly, we believe that the Dissident Group should be afforded the opportunity to elect three directors to our eight-person Board in accordance with the Blue Card Compromise. This would give the Dissident Group more than proportional representation for its combined ownership stake and allow the Board to independently and objectively consider the Dissident Group’s proposals regarding Company leadership and partnership opportunities.

If you support this Blue Card Compromise, we recommend you vote on management’s BLUE proxy card. If instead you vote on the Dissident Group’s proxy card, the Dissident Group may have sufficient votes to cumulate for the election of a fourth and fifth director of its choosing.

To ensure continuity and independence, Synalloy encourages all shareholders to follow the ISS and Glass Lewis recommendations and accept the Blue Card Compromise by voting on the BLUE proxy card.

Sincerely,

The Synalloy Board of Directors

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Should you have any questions, please contact the Company’s proxy solicitor Morrow Sodali LLC:

About Synalloy Corporation
Synalloy Corporation (Nasdaq: SYNL) is a growth oriented company that engages in a number of diverse business activities including the production of stainless steel pipe and tube, galvanized pipe and tube, fiberglass and steel storage tanks, specialty chemicals and the master distribution of seamless carbon pipe and tubing. For more information about Synalloy Corporation, please visit our website at www.synalloy.com.

Forward-Looking Statements
This press release may include “forward-looking statements” within the meaning of the federal securities laws. All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “project,” “intend,” “expect,” “believe,” “should,” “anticipate,” “hope,” “optimistic,” “plan,” “outlook,” “should,” “could,” “may” and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; customer delays or difficulties in the production of products; new fracking regulations; a prolonged decrease in nickel and oil prices; unforeseen delays in completing the integrations of acquisitions; risks associated with mergers, acquisitions, dispositions and other expansion activities; financial stability of our customers; environmental issues; negative or unexpected results from tax law changes, unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather an economic downturn; loss of consumer or investor confidence, risks relating to the impact and spread of COVID-19 and other risks detailed from time-to-time in the Company’s Securities and Exchange Commission (“SEC”) filings. The Company assumes no obligation to update the information included in this release.

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Important Other Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2020 Annual Meeting of Shareholders. The Company has filed a definitive proxy statement and BLUE proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the 2020 Annual Meeting of Shareholders. Shareholders can obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Company’s website at www.synalloy.com.

Media Contact
Phil Denning, ICR
(646) 277-1258
Phil.Denning@icrinc.com

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